UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15169	74-2853258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway, Suite 220, Bldg. 3 Austin, Texas 78746
(Address of principal executive offices including zip code)

(512) 531-6000
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

 On June 25, 2007, Perficient, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, Tier1 Innovation, LLC (“Tier1”), a Colorado limited liability company, and Mark Johnston and Jay Johnson (each a “Principal” and collectively, the “Principals”), pursuant to which the Company purchased substantially all of Tier1’s assets and properties used or held for use in connection with the Business (as such term is defined in the Purchase Agreement) and assumed certain liabilities of Tier1 (the “Acquisition”). The Acquisition closed on June 25, 2007. The consideration paid by the Company to Tier1 in the transaction is approximately $14.25 million, and includes $7.125 million in cash and 355,633 shares of the Company's common stock worth $7.125 million (based on the average closing price of the Company's common stock on the Nasdaq Global Select Market for the thirty trading days immediately preceding the closing date of the Acquisition; GAAP accounting will require using the closing price of the Company's common stock at or near the closing date of the Acquisition in reporting the value of the stock consideration paid in the Acquisition).

 The Purchase Agreement contains other customary terms and provisions. The assets acquired in the Acquisition include accounts receivable, personal property, the rights and benefits under certain contracts and intangible assets of Tier1. Prior to the Acquisition, the assets of Tier1 were used to provide information technology consulting and staffing solutions to their customers. The Company intends to continue such uses for the assets acquired in the Acquisition.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement and the Acquisition is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K, on June 25, 2007, the Company issued 355,633 shares of the Company's common stock (or $7.125 million based on the average closing price of the Company's common stock on the Nasdaq Global Select Market for the thirty trading days immediately preceding the closing date of the Acquisition) to Tier1 as part of the total consideration for the Acquisition. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “ Securities Act”), provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

 On June 26, 2007, the Company’s shareholders approved the Perficient, Inc. Omnibus Incentive Plan (the “Incentive Plan”). The purposes of this plan are to attract and retain able persons as employees and provide such employees with incentive and reward opportunities designed to enhance our profitable growth. Under the Incentive Plan, the Compensation Committee of the Company may provide grants of performance awards, annual incentive awards, discretionary awards, or a combination of such awards.  Awards granted under the Incentive Plan may be paid in cash or shares of our common stock.  All of the Company’s employees and officers are eligible to participate in and receive awards under the Incentive Plan.

 Since all awards will be made at the discretion of the Compensation Committee, it is not possible to determine the amount, timing or recipients of future awards. Therefore, it is not presently possible to determine the benefits or amounts that will be received by particular eligible persons or groups pursuant to the Incentive Plan in the future. However, the Compensation Committee has established performance goals with respect to Annual Incentive Awards for 2007. If all of the goals are attained the currently estimated maximum amount payable pursuant to those Annual Incentive Awards based upon current base salaries of the participants is set forth in the following table:

Name and Principal Position	Maximum Dollar Amount Payable Upon Attainment of 2007 Performance Goals

John T. McDonald	$855,000
Chairman and Chief Executive Officer

Jeffrey S. Davis	$855,000
President and Chief Operating Officer

Paul E. Martin	$193,500
Chief Financial Officer

Timothy J. Thompson	$0
Vice President of Client Development

Richard T. Kalbfleish	$64,350
Controller, Vice President of Finance and Administration

 The Compensation Committee will administer the Incentive Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event our Board of Directors chooses to take action under the Incentive Plan.  Performance awards and Annual Incentive Awards may be subject to performance goals consisting of one or more of the following business criteria applicable to us on a consolidated basis and/or (excluding total stockholder return and earnings per share criteria) for specified subsidiaries or business or geographical units: (i) earnings per share (including cash earnings per share and GAAP earnings per share); (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets, return on assets, return on investment, return on capital, or return on equity; (vi) economic value added; (vii) operating margin or contribution margin; (viii) net income; net income per share; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or operating income; (ix) total stockholder return; (x) debt reduction; and (xi) any of the above or similar goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies, including the group selected by us for purposes of the stock performance graph contained in this proxy statement. Cash earnings per share is a performance measure defined as net income plus amortization of intangibles and stock compensation, including related tax effects, divided by shares used in computing diluted net income per share, which is not in compliance with Generally Accepted Accounting Principles.

 The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

 On June 26, 2007, the Company issued a press release announcing the Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

 In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01 and the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

 No Financial Statements relating to the Acquisition are required pursuant to Rule 3-05 of Regulation S-X.

(b)	Pro forma financial information.

 No pro forma financial information relating to the Acquisition is required pursuant to Article 11 of Regulation S-X.

(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of June 25, 2007, by and among Perficient, Inc., Tier1 Innovation, LLC, Mark Johnston, and Jay Johnson
10.1	Perficient, Inc. Omnibus Incentive Plan
99.1	Press Release dated June 26, 2007

 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2007	PERFICIENT, INC.

By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

PERFICIENT, INC.

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of June 25, 2007, by and among Perficient, Inc., Tier1 Innovation, LLC, Mark Johnston, and Jay Johnson
10.1	Perficient, Inc. Omnibus Incentive Plan
99.1	Press Release dated June 26, 2007